UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	98-1535773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) On April 1, 2022, the Audit Committee of the Board of Directors of Royalty Pharma plc (the “Company”) appointed Ernst & Young Global Limited’s U.S. member firm, Ernst & Young LLP (registered in the United States) (“EY US”) as the independent registered public accounting firm of the Company and accepted the resignation of Ernst & Young Chartered Accountants (registered in Ireland) (“EY Ireland”), as the independent registered public accounting firm of the Company effective immediately.

The Company felt it appropriate to request the resignation and change from EY Ireland, the Irish member firm of Ernst & Young Global Limited that has traditionally serviced the Company, to EY US to facilitate the logistics of the Company’s financial reporting in the United States. The Company will continue to use EY Ireland, as its statutory auditor for filings with Companies House in the United Kingdom.

The reports of EY Ireland on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements during each of the years ended December 31, 2021 and 2020 and during the subsequent period through April 4, 2022, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with EY Ireland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of EY Ireland, would have caused EY Ireland to make reference to the matter in their reports on the Company’s consolidated financial statements for such periods and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY Ireland with a copy of this Current Report on Form 8-K and requested from EY Ireland a letter addressed to the U.S. Securities and Exchange Commission indicating whether or not it agrees with the above disclosures. A copy of the EY Ireland letter dated April 4, 2022 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On April 1, 2022, the Audit Committee of the Board of Directors of the Company approved the engagement of EY US as its independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately.

During the Company’s two most recent fiscal years and through the date of its engagement of EY US, neither the Company nor anyone on its behalf consulted with EY US regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to its financial statements, and no written report or oral advice was provided to the Company by EY US that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from EY Ireland dated April 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: April 4, 2022	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer